Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 14, 2016 relating to the consolidated financial statements of Fortuna Silver Mines Inc. appearing in the Annual Report on Form 40-F of Fortuna Silver Mines Inc. for the year ended December 31, 2015.

/s/ Deloitte LLP
Chartered Professional Accountants Vancouver, Canada January 23, 2017